EXHIBIT 99.01

Chegg Reports First Quarter 2015 Results
Record Revenue of $84.9 Million, Digital Revenue up 89% Year-Over-Year
SANTA CLARA, Calif., May 6, 2015 /PRNewswire/ -- Chegg, Inc. (NYSE:CHGG), the Student Hub, today reported financial results for the three months ended March 31, 2015.
“2015 is off to a great start with continued momentum in digital revenue, members, customers, and user engagement,” said Dan Rosensweig, Chairman and CEO of Chegg. “The Chegg team executed very well, cementing our relationship with Ingram Content Group, adding 500,000 new customers to the Chegg ecosystem, and growing our digital subscribers past 750,000 in the quarter. The strength of our brand, our focus on improving student outcomes and the fundamental shifts in higher education, position us well for long-term growth.”
An updated investor presentation that highlights Chegg’s transition to an all-digital platform can be found on Chegg’s Investor Relations website http://investor.chegg.com.
Q1 2015 Financial Highlights:

•	Revenue of $84.9 million, an increase of 14% compared to Q1 2014;

•	Pro-forma Revenue of $48 million an increase of 34% year-over-year;

•	Digital Revenue grew 89% year-over-year to $33.5 million, or 39% of total revenues compared to 24% in Q1 2014;

•	Print Revenue of $51.3 million compared to $56.6 million in Q1 2014;

•	GAAP Gross Profit was $19.4 million;

•	Non-GAAP Gross Profit was $22.0 million;

•	Adjusted EBITDA was ($4.3) million;

•	GAAP Net Loss was $28.5 million; and

•	Non-GAAP Net Loss was $6.2 million.
Pro-forma revenue and the related year-over-year percentage increase presents revenue as if the transition of textbook inventory investment and textbook logistics and fulfillment functions for Chegg’s print textbook business to Ingram Content Group (Ingram) was complete and the revenue from print textbook business was entirely commission-based. For more information about pro forma revenue and a reconciliation of pro forma revenue to revenue, see the sections of the press release titled “Use of Non-GAAP Measures” and “Reconciliation of GAAP to Non-GAAP Financial Measures”.
Q1 2015 Business Highlights:

•	500,000: number of new Chegg customers added in Q1;

•	750,000: number of digital subscribers on the Chegg platform in Q1;

•	70%: percentage of Chegg members who use Chegg for something other than a textbook;

•	50%: percentage of Chegg customers who subscribe to a paid digital service; and

•	May 1, 2015: Date Ingram began purchasing 100% of new textbooks

Business Outlook:

Our outlook for the second quarter and fiscal year 2015 is comprised of two revenue lines, including print revenue, which consists of revenue that Chegg still derives from the rental or sale of textbooks directly to students, and of digital revenue, which consists of revenue from digital learning services, advertising, and commission-based revenue from our e-commerce partners such as Ingram.

Second Quarter 2015

•	Revenue in the range of $61 million and $65 million;

•	Digital Revenue in the range of $28 million and $30 million;

•	Total Gross Margin on both a GAAP and Non-GAAP basis between 41%; and 43%; and

•	Adjusted EBITDA in the range of $1.5 million and $2.5 million.
Adjusted EBITDA guidance for the second quarter includes approximately $13 million for textbook depreciation and excludes approximately $14 million for stock-based compensation; $1 million for amortization of intangible assets; $0.5 million for restructuring charges; $1 million for transitional logistic charges; and $1 million for acquisition-related costs. It assumes, among other things, that no additional business acquisitions, investments, restructuring actions, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.
Fiscal Year 2015

•	Revenue in the range of $300 million and $315 million;

•	Digital Revenue in the range of $135 million and $145 million;

•	Total Gross Margin on both a GAAP and Non-GAAP basis between 34% and 36%;

•	Adjusted EBITDA of breakeven or better

•	Free cash flow in the range of $15 million and $25 million.

Adjusted EBITDA guidance for fiscal 2015 includes approximately $42 million for textbook depreciation and excludes approximately $57 million for stock-based compensation; $5 million for amortization of intangible assets; $6 million for restructuring charges; $4 million for transitional logistic charges; and $2 million for acquisition-related costs. It assumes, among other things, that no additional business acquisitions, investments, restructuring actions, or legal settlements are concluded and that there are no further revisions to stock-based compensation estimates.
Conference Call and Webcast Information
The Chegg First Quarter teleconference and webcast is scheduled to begin at 2:15 p.m. Pacific Daylight Time on Wednesday, May 6, 2015. To access the call, please dial (877) 407-4018, or outside the U.S. +1 (201) 689-8471, five minutes prior to 2:15 p.m. Pacific Daylight Time (or 5:15 p.m. Eastern Daylight Time). A live webcast of the call will also be available at http://investor.chegg.com under the Events & Presentations menu. An audio replay will be available beginning at 8:00 p.m. Eastern Daylight Time May 6, 2015, until 11:59 p.m. Eastern Daylight Time May 13, 2015, by calling (877) 870-5176 or +1 (858) 384-5517, with Conference ID 13607522. An audio archive of the call will also be available at http://investor.chegg.com.

Use of Investor Relations Website for Regulation FD Purposes

Chegg also uses its media center website, http://www.chegg.com/mediacenter, as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor http://www.chegg.com/mediacenter, in addition to following press releases, Securities Exchange Commission filings and public conference calls and webcasts.
About Chegg
Chegg puts students first. As the leading student-first connected learning platform, the company makes higher education more affordable, more accessible, and more successful for students. Chegg is a publicly-held company based in Santa Clara, California and trades on the NYSE under the symbol CHGG. For more information, visit www.chegg.com.

Use of Non-GAAP Measures
To supplement Chegg’s financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call present non-GAAP financial measures, including pro forma revenue, adjusted EBITDA, non-GAAP gross profit and margin, non-GAAP operating expenses and non-GAAP net loss. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, “Reconciliation of GAAP to Non-GAAP Financial Measures” and “Reconciliation of GAAP Net Loss to EBITDA and Adjusted EBITDA.”
The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Chegg defines pro forma revenue as revenue as if it has already transitioned to a fully commission-based revenue model with Ingram for its print textbook business, adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, or EBITDA, adjusted for textbook depreciation and to exclude share-based compensation expense, acquisition-related compensation costs, restructuring charges, transitional logistic charges and other income, net. Non-GAAP gross profit is defined as gross profit excluding share -based compensation and transitional logistic charges. Non-GAAP gross margin is non-GAAP gross profit divided by revenue. Non-GAAP net loss is defined as net loss excluding share-based compensation expense, amortization of intangible assets, acquisition related compensation costs, restructuring charges, transitional logistic charges and acquisition related compensation costs. Free Cash Flow is defined as cash flow from operations plus net book investment and investment in property, plant and equipment. Chegg may consider whether significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.
Chegg believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding Chegg’s performance by excluding certain items that may not be indicative of Chegg’s core business, operating results or future outlook. Chegg management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing Chegg’s operating results, as well as when planning, forecasting and analyzing future periods. These non-GAAP financial measures also facilitate comparisons of Chegg’s performance to prior periods.
As presented in the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables below, each of the non-GAAP financial measures excludes one or more of the following items:

•	Pro forma revenue adjustments.

Chegg is in the process of transitioning textbook inventory investment and textbook logistics and fulfillment functions for its print textbook business to Ingram. Upon completion of that transition, all revenue from print textbook business will be commission-based and represent a portion of the revenue from each such transaction. During the transition, Chegg reports print textbook revenue for orders that are fulfilled with textbooks owned by Chegg and commission-based revenue for orders that are fulfilled with textbooks owned by Ingram. Chegg expects the transition to a fully commission-based model with Ingram to be complete in 2017. The pro forma revenue adjustments present revenue “as if” Ingram were already responsible for all print textbook investment and order fulfillment and as‑if all revenue from print textbook transactions were commission-based. Management believes that presenting revenue as if Chegg had already fully transitioned to the commission-based model with Ingram provides investors with a better understanding of Chegg’s results of operations in light of the ongoing changes to its business model.

•	Share-based compensation expense.

Share-based compensation is a non-cash expense that varies in amount from period to period and is dependent on market forces that are often beyond Chegg's control. As a result, management excludes this item from Chegg's internal operating forecasts and models. Management believes that non-GAAP measures adjusted for share-based compensation provide investors with a basis to measure Chegg's core performance against the performance of other companies without the variability created by share-based compensation as a result of the variety of equity awards used by other companies and the varying methodologies and assumptions used.

•	Restructuring charges.

Restructuring charges primarily relate to expenses incurred in making infrastructure-related changes as a result of the transition of fulfillment obligations for the print textbook business to Ingram, as well as expenses related to the exit of Chegg’s print coupon business. These restructuring charges are excluded from non-GAAP financial measures because they are the result of discrete events that are not considered core operating activities. Chegg believes that it is appropriate to exclude restructuring charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

•	Transitional logistic charges.

Transitional logistic charges relate primarily to the expected closure of our warehouse and as we transition to multiple distribution centers, which results in duplicative logistic charges. The duplicative logistic charges are expected to be incurred throughout 2015 until we complete the transition of our logistics and fulfillment obligations for our print textbook business to Ingram. Chegg believes that it is appropriate to exclude transitional logistic charges from non-GAAP financial measures because it enables the comparison of period-over-period operating results from continuing operations.

•	Acquisition-related compensation costs.

Acquisition-related compensations costs include: (1) compensation expense resulting from the employment retention of certain key employees established in accordance with the terms of the acquisitions, (2) the remaining pay-out related to the Bookstep acquisition and (3) adjustments to previously recognized earn-out liability on contingent compensation expense related to acquisitions. In most cases, these acquisition-related charges are not factored into management's evaluation of potential acquisitions or Chegg's performance after completion of acquisitions, because they are not related to Chegg's core operating performance. In addition, the frequency and amount of such charges can vary significantly based on the size and timing of acquisitions and the maturities of the businesses being acquired. Excluding acquisition-related charges from non-GAAP measures provides investors with a basis to compare Chegg’s results against those of other companies without the variability caused by purchase accounting.

•	Amortization of intangible assets.

Chegg amortizes intangible assets that it acquires in conjunction with business combinations, which results in non‑cash operating expenses that would not otherwise have been incurred had Chegg internally developed such intangible assets. Chegg believes excluding the accounting expense associated with acquired intangible asset from non-GAAP measures allows for a more accurate assessment of its ongoing operations.

Forward-Looking Statements

This press release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, which include, without limitation those regarding Chegg’s business and financial outlook, long-term growth prospects and transition to an all-digital business model. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “will,” “should,” “future,” “transition,” “outlook” and similar expressions, as they relate to Chegg, are intended to identify forward-looking statements. These statements are not guarantees of future performance, and are based on management’s expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in any forward-looking statement. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: Chegg’s ability to attract new students, increase engagement and increase monetization; competitive developments, including pricing pressures; Chegg’s ability to build and expand its digital services offerings; Chegg’s ability to develop new products and services on a cost-effective basis and to integrate acquired businesses and assets; the impact of seasonality on the business; Chegg’s partnership with Ingram and the parties’ ability to achieve the anticipated benefits of the strategic alliance, including the potential impact of the economic risk-sharing arrangements between Chegg and Ingram on Chegg’s results of operations; Chegg’s ability to effectively control operating costs; changes in Chegg’s addressable market; changes in the education market; and general economic and industry conditions. All information provided in this release and in the conference call is as of the date hereof and Chegg undertakes no duty to update this information except as required by law. These and other important risk factors are described more fully in documents filed with the Securities and Exchange Commission, including Chegg’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 6, 2015, and could cause actual results to vary from expectations.

CHEGG, INC
CONDENSED CONSOLIDATED BALANCE SHEET
(in thousands, except for number of shares and par value)

	March 31, 2015	December 31, 2014
Assets	(unaudited)	*
Current assets:
Cash and cash equivalents	$50,028	$56,117
Short-term investments	28,867	33,346
Accounts receivable, net of allowance for doubtful accounts of $326 and $559 at March 31, 2015 and December 31, 2014, respectively	10,674	14,396
Prepaid expenses	8,611	3,091
Other current assets	3,986	3,864
Total current assets	102,166	110,814
Long-term investments	—	1,451
Textbook library, net	84,571	80,762
Property and equipment, net	17,892	18,369
Goodwill	91,301	91,301
Intangible assets, net	12,066	13,626
Other assets	1,732	1,804
Total assets	$309,728	$318,127
Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$4,846	$10,945
Deferred revenue	44,969	24,591
Accrued liabilities	20,187	31,183
Total current liabilities	70,002	66,719
Long-term liabilities
Other liabilities	4,285	4,365
Total long-term liabilities	4,285	4,365
Total liabilities	74,287	71,084
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value –10,000,000 shares authorized, no shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	—	—
Common stock, $0.001 par value – 400,000,000 shares authorized at March 31, 2015 and December 31, 2014, respectively; 85,849,349 and 84,008,043 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	86	84
Additional paid-in capital	533,739	516,845
Accumulated other comprehensive gain (loss)	31	(13)
Accumulated deficit	(298,415)	(269,873)
Total stockholders' equity	235,441	247,043
Total liabilities and stockholders' equity	$309,728	$318,127
*    Derived from audited consolidated financial statements as of and for the year ended December 31, 2014.

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except for per share amounts)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net revenues:
Rental	$37,714	$46,856
Services	31,367	17,246
Sales	15,791	10,291
Total net revenues	84,872	74,393
Cost of revenues(1):
Rental	38,555	47,697
Services	11,837	7,656
Sales	15,101	10,132
Total cost of revenues	65,493	65,485
Gross profit	19,379	8,908
Operating expenses:
Technology and development(1)	16,144	11,320
Sales and marketing(1)	21,392	15,027
General and administrative(1)	11,777	9,840
Restructuring charges	2,514	—
Gain on liquidation of textbooks	(4,185)	(1,678)
Total operating expenses	47,642	34,509
Loss from operations	(28,263)	(25,601)
Interest expense and other income, net:
Interest expense, net	(61)	(61)
Other income, net	76	120
Total interest and other income, net	15	59
Loss before provision for income taxes	(28,248)	(25,542)
Provision for income taxes	294	217
Net loss	$(28,542)	$(25,759)
Net loss per share, basic and diluted	$(0.34)	$(0.31)
Weighted average shares used to compute net loss per share, basic and diluted	84,794	82,181

(1) Includes stock-based compensation expense as follows:
Cost of revenues	$134	$178
Technology and development	4,707	2,382
Sales and marketing	5,054	1,332
General and administrative	5,125	3,038
	$15,020	$6,930

CHEGG, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASHFLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities
Net loss	$(28,542)	$(25,759)
Adjustments to reconcile net loss to net cash provided by operating activities:
Textbook library depreciation expense	14,674	20,095
Amortization of warrants and deferred loan costs	35	29
Other depreciation and amortization expense	3,172	2,035
Share-based compensation expense	15,020	6,930
Provision for bad debts	(224)	(41)
Gain on liquidation of textbooks	(4,185)	(1,678)
Loss from write-offs of textbooks	2,544	4,402
Loss from disposal of property and equipment	202	—
Change in assets and liabilities net of effect of acquisition of businesses:
Accounts receivable	2,434	(2,227)
Prepaid expenses and other current assets	(5,598)	(1,902)
Other assets	47	(241)
Accounts payable	(4,938)	(786)
Deferred revenue	20,378	29,312
Accrued liabilities	(8,270)	(1,098)
Other liabilities	(58)	71
Net cash provided by operating activities	6,691	29,142
Cash flows from investing activities
Purchases of textbooks	(29,142)	(42,963)
Proceeds from liquidations of textbooks	11,979	11,276
Purchases of marketable securities	(6,243)	(42,829)
Maturities of marketable securities	12,140	13,100
Purchases of property and equipment	(1,486)	(1,285)
Acquisition of businesses	—	(500)
Net cash used in investing activities	(12,752)	(63,201)
Cash flows from financing activities
Proceeds from exercise of common stock under employee stock plans and preferred stock warrants	6,626	89
Payment of taxes related to the net share settlement of RSUs	(4,391)	(3,454)
Repurchase of common stock	(2,263)	—
Net cash used in by financing activities	(28)	(3,365)
Net decrease in cash and cash equivalents	(6,089)	(37,424)
Cash and cash equivalents, beginning of period	56,117	76,864
Cash and cash equivalents, end of period	$50,028	$39,440
Cash paid during the period for:
Interest	$25	$31
Income taxes	$423	$360
Non-cash investing and financing activities:
Accrued purchases of long-lived assets	$2,759	$2,661
Issuance of common stock related to prior acquisition	$825	$—

CHEGG, INC.
RECONCILIATION OF GAAP NET LOSS TO EBITDA AND ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net loss	$(28,542)	$(25,759)
Interest expense, net	61	61
Provision for income taxes	294	217
Textbook library depreciation expense	14,674	20,095
Other depreciation and amortization	3,172	2,035
EBITDA	(10,341)	(3,351)
Textbook library depreciation expense	(14,674)	(20,095)
Share-based compensation expense	15,020	6,930
Other income, net	(76)	(120)
Restructuring charges	2,514	—
Transitional logistic charges	2,483	—
Acquisition related compensation costs	795	54
Adjusted EBITDA	$(4,279)	$(16,582)

CHEGG, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except percentages)
(unaudited)

	Three Months Ended March 31,
	2015	2014
Net revenues, GAAP	$84,872	$74,393
Adjustments	(36,657)	(38,478)
Pro forma net revenues, Non-GAAP	$48,215	$35,915

GAAP gross profit	$19,379	$8,908
Share-based compensation expense	134	178
Transitional logistic charges	2,483	—
Non-GAAP gross profit	$21,996	$9,086

GAAP gross margin %	22.8%	12.0%
Non-GAAP gross margin %	25.9%	12.2%

GAAP operating expenses	$47,642	$34,509
Share-based compensation expense	(14,886)	(6,752)
Amortization of intangible assets	(1,560)	(601)
Restructuring charges	(2,514)	—
Acquisition related compensation costs	(795)	(54)
Non-GAAP operating expenses	$27,887	$27,102

GAAP operating expenses as a percent of net revenues	56.1%	46.4%
Non-GAAP operating expenses as a percent of net revenues	32.9%	36.4%

GAAP operating loss	$(28,263)	$(25,601)
Share-based compensation expense	15,020	6,930
Amortization of intangible assets	1,560	601
Restructuring charges	2,514	—
Transitional logistic charges	2,483	—
Acquisition related compensation costs	795	54
Non-GAAP operating loss	$(5,891)	$(18,016)

GAAP net loss	$(28,542)	$(25,759)
Share-based compensation expense	15,020	6,930
Amortization of intangible assets	1,560	601
Restructuring charges	2,514	—
Transitional logistic charges	2,483	—
Acquisition related compensation costs	795	54
Non-GAAP net loss	$(6,170)	$(18,174)